UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2019

(Date of earliest event reported)

QUANEX BUILDING PRODUCTS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-33913	26-1561397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 West Loop South, Suite 1500, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   713-961-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2019, the Board of Directors (the “Board”) of Quanex Building Products Corporation (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Meredith W. Mendes, age 60, to the Board, effective October 1, 2019. Ms. Mendes was appointed to a term ending at the Company’s next annual meeting of shareholders, to be held in 2020.

Ms. Mendes has been the Executive Director and Chief Operating Officer of Jenner & Block, a law firm of international reach, since 2005, and since 2015 has been the Compliance Officer for Finance and Administration of Jenner & Block London. From 1999 to 2005, Ms. Mendes was the Executive Vice President, Worldwide Chief Financial Officer, of Daniel J. Edelman, Inc., a global communications marketing firm. Prior to 1999, Ms. Mendes served as Chief Financial Officer of Hartford Computer Group and Medline Industries, and was also an investment banker at First Chicago Capital Markets. She began her career as a practicing lawyer in corporate and municipal finance at Mintz, Levin, Cohen, Ferris, Glovsky and Popeo in Boston, Massachusetts. Ms. Mendes is a licensed CPA and holds an MBA with a finance concentration from the University of Chicago Graduate (currently Booth) School of Business, a JD from Harvard Law School, and an AB (Magna Cum Laude) from Brown University. Ms. Mendes also serves as an independent director and member of the Audit Committees of Kronos Worldwide, Inc. (NYSE: KRO) and NL Industries (NYSE: NL). In addition, Ms. Mendes is a Vice Chair of the Chicago Academy of Sciences and its Peggy Notebaert Nature Museum.

There is no arrangement or understanding between Ms. Mendes and any other person pursuant to which Ms. Mendes was selected as a director. Since November 1, 2017, Ms. Mendes has had no direct or indirect interest in any transaction or series of similar transactions contemplated by the language of Item 404(a) of Regulation S-K.

In conjunction with her appointment as a director, the Board has appointed Ms. Mendes to the Board’s Audit Committee and Nominating & Corporate Governance Committee. Ms. Mendes will be compensated for her service as a director and committee member pursuant to the Company’s standard director compensation practices, as set forth in the Company’s Corporate Governance Guidelines and more fully discussed in the Company’s Proxy Statement for its 2019 Annual Meeting of Shareholders, as filed with the Securities and Exchange Commission on February 27, 2019 (the “2019 Proxy”). Pursuant to this standard compensation practice and as more fully described in the 2019 Proxy, Ms. Mendes is receiving an annual grant of Restricted Stock Units on October 1, 2019, pro-rated to reflect Ms. Mendes’ length of service during the fiscal year.

The foregoing is qualified by reference to the Press Release announcing Ms. Mendes’ appointment as director, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

Exhibit 99.1.	Press release dated September 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANEX BUILDING PRODUCTS CORPORATION
(Registrant)

September 30, 2019	/s/ Kevin P. Delaney
(Date)	Kevin P. Delaney Senior Vice President – General Counsel and Secretary